                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 7, 1999

                         EQUITY OFFICE PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)





            MARYLAND                         1-13115           36-4151656
 (State or other jurisdiction           (Commission File    (I.R.S. Employer
  of incorporation or organization)          Number)        Identification No.)

          TWO NORTH RIVERSIDE PLAZA,                            60606
         SUITE 2200, CHICAGO, ILLINOIS                        (Zip Code)
   (Address of principal executive offices)





                                 (312) 466-3300
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITIONS

As used herein, the term "Company" means either Equity Office Properties Trust, a Maryland real estate investment trust, alone as an entity, or as the context may require, the consolidated enterprise consisting of Equity Office Properties Trust, EOP Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), and their subsidiaries. Capitalized terms used but not defined in this Current Report on Form 8-K are as defined in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended. The Company previously reported significant acquisitions through July 2, 1998 on a current report on Form 8-K dated June 26, 1998. The Company acquired 16 Office Properties and two Parking Facilities during the period from July 3, 1998 through January 7, 1999. The cash portion of these transactions was financed through the Company's lines of credit and working capital. Descriptions of the acquired properties are as follows.

4949 SOUTH SYRACUSE

The Company acquired 4949 South Syracuse located in Denver, Colorado from an unaffiliated party for approximately $8.3 million on July 15, 1998. The acquisition was paid for with a combination of approximately $4.5 million in cash and a note of the Company in the amount of $3.8 million, which the Company has since paid in full. The office building contains approximately 62,633 square feet of office space and was approximately 86.4% occupied as of December 31, 1998.

METROPOINT I

The Company acquired Metropoint I located in Denver, Colorado from an unaffiliated party for approximately $43.7 million on July 15, 1998. The acquisition was paid for with a combination of approximately $25.9 million in cash and a note of the Company in the amount of $17.8 million, which the Company has since paid in full. The office building contains approximately 263,719 square feet of office space and was approximately 96.7% occupied as of December 31, 1998.

ONE PARK SQUARE

The Company acquired One Park Square located in Albuquerque, New Mexico from an unaffiliated party for approximately $36.3 million on July 15, 1998. The acquisition was paid for with a combination of approximately $26.1 million in cash and a note of the Company in the amount of $10.2 million, which the Company has since paid in full. The office building contains approximately 262,020 square feet of office space in four buildings and was approximately 81.8% occupied as of December 31, 1998.

TERRACE BUILDING

The Company acquired Terrace Building located in Englewood, Colorado from an unaffiliated party for approximately $15.4 million on July 15, 1998. The acquisition was paid for with a combination of approximately $9.3 million in cash and a note of the Company in the amount of $6.1 million, which the Company has since paid in full. The office building contains approximately 115,408 square feet of office space and was approximately 83.6% occupied as of December 31, 1998.

THE SOLARIUM

The Company acquired The Solarium located in Englewood, Colorado from an unaffiliated party for approximately $19.5 million on July 15, 1998. The acquisition was paid for with a combination of approximately $8.3 million in cash and a note of the Company in the amount of $11.2 million, which the Company has since paid in full. The office building contains approximately 162,817 square feet of office space and was approximately 99.4% occupied as of December 31, 1998.

PARK AVENUE TOWER

The Company acquired a $295.0 million first mortgage note secured by Park Avenue Tower located in New York, New York from an unaffiliated party for approximately $245.1 million in cash on July 15, 1998. The office building contains approximately 550,894 square feet of office space and was approximately 99.5% occupied as of December 31, 1998.

SECOND AND SPRING

The Company acquired Second and Spring located in Seattle, Washington from an unaffiliated party for approximately $19.7 million on July 29, 1998. The acquisition was paid for with a combination of approximately $15.1 million in cash and $4.6 million in Units. The office building contains approximately 134,871 square feet of office space and was approximately 80.6% occupied as of December 31, 1998.

COLONNADE I, II AND III

The Company acquired Colonnade I, II and III located in Dallas, Texas from an unaffiliated party for approximately $151.9 million in cash on September 30, 1998. The acquisition includes three office buildings totaling 984,254 square feet of office space. Colonnade I and II contain approximately 606,615 square feet of office space and were approximately 93.9% occupied as of December 31, 1998. Colonnade I and II were acquired for approximately $90.4 million. Colonnade III contains approximately 377,639 square feet of office space and was approximately 68.0% leased as of December 31, 1998. Colonnade III was acquired upon completion of construction for approximately $61.5 million and is subject to an additional earnout payment not to exceed $2.5 million.

WORLDWIDE PLAZA

The Company acquired Worldwide Plaza located in New York, New York from an unaffiliated party on October 1, 1998. The $578.0 million purchase price specified in the purchase contract was adjusted to $624.6 million for the following: (a) the assumption of a $268.6 million first mortgage with an estimated mark to market adjustment of $11.2 million; (b) the assumption of a deferred real estate tax liability (a portion of which is expected to be recovered from tenants) with a present value of $31.2 million; (c) the issuance of 6,861,166 Units with an estimated fair value of $171.9 million based on a fair value of $25.05 per Unit; (d) a cash payment of approximately $110.1 million; (e) closing and transaction costs of approximately $4.2 million; and (f) the issuance of a transferable put option on Units exercisable only on the third anniversary of closing with an estimated fair value of approximately $27.4 million. This option entitles its holder to additional Common Shares, the number of which shall be determined using a formula based on the extent, if any, that the Common Shares are then trading at less than $29.05 per share. The office building consists of approximately 1,575,445 square feet of office space and approximately 20,788 square feet of retail space. The acquisition also includes a controlling financial interest in an amenities component that consists of approximately 108,391 square feet of retail space, a health club and movie theaters, and a 473-space parking garage. The complex also includes a residential condominium tower that was not acquired by the Company. The entire property was approximately 98.8% occupied as of December 31, 1998.

FORBES GARAGE AND ALLIES GARAGE

The Company acquired a leasehold interest in the Forbes Garage and Allies Garage located in Pittsburgh, Pennsylvania from an unaffiliated party for approximately $31.3 million on December 17, 1998. The lease is for a term of 50 years with four five-year options to renew. Pursuant to the lease, the Company is required to make annual rent payments of $172,500 and is required to make certain capital improvements to the garages of approximately $10.0 million during the first 10 years of the lease.

TEXAS COMMERCE TOWER

The Company acquired Texas Commerce Tower located in Irving, Texas from an unaffiliated party for approximately $55.2 million in cash on January 7, 1999. The office building contains approximately 357,121 square feet of office space and 12,013 square feet of retail space and was approximately 96.8% occupied as of December 31, 1998.

COMPUTER ASSOCIATES TOWER

The Company acquired Computer Associates Tower located in Irving, Texas from an unaffiliated party for approximately $51.2 million in cash on January 7, 1999. The office building contains approximately 345,539 square feet of office space and approximately 15,276 square feet of retail space and was approximately 97.5% occupied as of December 31, 1998.

ITEM 5.  OTHER EVENTS

CITY CENTER BELLEVUE

The Company expects to acquire City Center Bellevue located in Bellevue, Washington from an unaffiliated party for approximately $115.9 million. The office building contains approximately 448,881 square feet of office space and 23,706 square feet of retail space and was approximately 99.0% occupied as of December 31, 1998.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Pro Forma Financial Statements
(b)  Financial statements for acquired properties.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EQUITY OFFICE PROPERTIES TRUST

Date:    January 20, 1999                  By: /s/  STANLEY M. STEVENS
                                              ---------------------------------
                                              Stanley M. Stevens
                                              Executive Vice President,
                                              Chief Legal Counsel and Secretary

                         EQUITY OFFICE PROPERTIES TRUST

                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
           AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)

         Capitalized terms used herein are as defined in the Company's Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 1997 and the Company's Form 10-Q for the nine months ended September 30, 1998.

         The accompanying unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1998 reflects the following transactions which all occurred or are expected to occur subsequent to September 30, 1998: (a) the acquisition or probable acquisition of four office properties and two parking facilities;
(b) the disposition of five office properties; and (c) the $115.0 million Series C Cumulative Redeemable Preferred Share Offering (the "Series C Offering").

         The accompanying unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 1998 reflects the following transactions as if they had occurred on January 1, 1998: (a) the acquisition of 26 Office Properties, and one parking facility, acquired during the nine months ended September 30, 1998; (b) the acquisition of three Office Properties and two Parking Facilities, acquired between October 1, 1998 and January 7, 1999; (c) the purchase of the remaining partnership interests in one of the Company's unconsolidated joint ventures; (d) the probable acquisition of one office property; (e) the disposition of 5 office properties; (f) the Series B and Series C Preferred Shares Offerings; (g) the February 1998 and June 1998 Notes Offerings; (h) the increase in the $600 Million Credit Facility to $1.0 billion; and (i) the $48.5 million investment in preferred shares of Capital Trust and
(j) the UIT Offering.

         The accompanying unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1997 reflects the following transactions as if they had occurred on January 1, 1997: (a) the acquisition of 66 office properties, including 20 office properties acquired by Beacon prior to the Beacon Merger, and seven parking facilities, including an interest in four parking facilities, acquired during the year ended December 31, 1997; (b) the disposition of three office properties; (c) the $180 million private debt offering (the "$180 Million Notes Offering") which occurred on September 3, 1997; (d) the transactions that occurred in connection with the consolidation of the entities which comprise the predecessors ("Equity Office Predecessors") of the Company (the "Consolidation") and the initial public offering (the "IPO"), which closed on July 11, 1997, and the decrease in interest expense resulting from the use of the net proceeds for the repayment of mortgage debt; (e) the net change in interest expense from draws on the $1.5 Billion Credit Facility used to refinance existing mortgage debt; (f) the Beacon Merger; (g) the acquisition of 29 Office Properties and two Parking Facilities acquired between January 1, 1998 and January 7, 1999; (h) the purchase of the remaining partnership interest in one of the Company's unconsolidated joint ventures; (i) the probable acquisition of one office property; (j) the disposition of five office properties; (k) the Series B and Series C Preferred Shares Offerings; (l) the February 1998 and June 1998 Notes Offerings; (m) the increase in the $600 Million Credit Facility to $1.0 billion; and (n) the $48.5 million investment in preferred shares of Capital Trust and (o) the UIT Offering.

         The accompanying unaudited pro forma condensed combined financial statements have been prepared by management of the Company and do not purport to be indicative of the results which would actually have been obtained had the transactions described above been completed on the dates indicated or which may be obtained in the future. The pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the pro forma condensed combined financial statements as of and for the nine months ended September 30, 1998 and the year ended December 31, 1997, included elsewhere herein.

                         EQUITY OFFICE PROPERTIES TRUST
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                                                                      1998 ACQUIRED
                                                                              EQUITY OFFICE          PROPERTIES AND
                                                                             PROPERTIES TRUST              PROBABLE
                                                                               HISTORICAL              ACQUISITIONS
                                                                             ---------------------------------------
 ASSETS                                                                                                    (A)

  Investment in real estate, net                                              $ 12,777,129           $    878,135
  Cash and cash equivalents                                                        140,356               (126,848)
  Rents and other receivables                                                      113,156
  Escrow deposits and restricted cash                                               36,775               (119,503)
  Investment in unconsolidated joint ventures                                      370,552                    -
  Other assets                                                                     193,866
                                                                             ---------------------------------------
              TOTAL ASSETS                                                    $ 13,631,834           $    631,784
                                                                             =======================================

 LIABILITIES AND SHAREHOLDERS' EQUITY

  Mortgage debt                                                               $  2,097,405           $    279,821
  Unsecured notes                                                                2,459,398                    -
  Lines of credit                                                                1,115,312                119,034
  Distribution payable                                                             107,154
  Other liabilities                                                                365,925                 33,619
                                                                             ---------------------------------------
              TOTAL LIABILITIES                                                  6,145,194                432,474

  Minority interests:
    Operating Partnership                                                          713,739                 20,387
    Partially owned properties                                                      30,122

  Preferred Shares(100,000 authorized and 18,600 issued)                           500,000
  Common Shares                                                                      2,524                  1,789
  Additional paid in capital                                                     6,240,255                177,134
                                                                             ---------------------------------------
              TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $ 13,631,834           $    631,784
                                                                             =======================================



                                                                                                        SERIES C PREFERRED
                                                                                 1998 DISPOSITIONS        SHARE OFFERING
                                                                                ---------------------------------------------
 ASSETS                                                                                 (B)                     (G)
  Investment in real estate, net                                                  $ (117,185) (C)           $        -
  Cash and cash equivalents                                                              -
  Rents and other receivables                                                           (854) (C)
  Escrow deposits and restricted cash                                                119,503  (D)
  Investment in unconsolidated joint ventures                                            -
  Other assets                                                                        (1,192) (C)
                                                                                ---------------------------------------------
              TOTAL ASSETS                                                        $      272                $        -
                                                                                =============================================

 LIABILITIES AND SHAREHOLDERS' EQUITY

  Mortgage debt                                                                   $   (8,991) (E)           $        -
  Unsecured notes                                                                        -
  Lines of credit                                                                        -                      (111,078) (H)
  Distribution payable                                                                   -
  Other liabilities                                                                   (3,171) (C)
                                                                                ---------------------------------------------
              TOTAL LIABILITIES                                                      (12,162)                   (111,078)

  Minority interests:
    Operating Partnership
    Partially owned properties

  Preferred Shares(100,000 authorized and 18,600 issued)                                                         115,000  (I)
  Common Shares
  Additional paid in capital                                                          12,434  (F)                 (3,922) (J)
                                                                                ---------------------------------------------
              TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $      272                $        -
                                                                                =============================================



                                                                                     EQUITY OFFICE
                                                                                 PROPERTIES TRUST PRO
                                                                                         FORMA
                                                                                -----------------------
 ASSETS

  Investment in real estate, net                                                      $  13,538,079
  Cash and cash equivalents                                                                  13,508
  Rents and other receivables                                                               112,302
  Escrow deposits and restricted cash                                                        36,775
  Investment in unconsolidated joint ventures                                               370,552
  Other assets                                                                              192,674
                                                                                -----------------------
              TOTAL ASSETS                                                            $  14,263,890
                                                                                =======================

 LIABILITIES AND SHAREHOLDERS' EQUITY

  Mortgage debt                                                                       $   2,368,235 (K)
  Unsecured notes                                                                         2,459,398 (K)
  Lines of credit                                                                         1,123,268 (K)
  Distribution payable                                                                      107,154
  Other liabilities                                                                         396,373
                                                                                -----------------------
              TOTAL LIABILITIES                                                           6,454,428

  Minority interests:
    Operating Partnership                                                                   734,126
    Partially owned properties                                                               30,122

  Preferred Shares(100,000 authorized and 18,600 issued)                                    615,000
  Common Shares                                                                               4,313
  Additional paid in capital                                                              6,425,901
                                                                                -----------------------
              TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                              $  14,263,890
                                                                                =======================

                        EQUITY OFFICE PROPERTIES TRUST
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                  (UNAUDITED)
                                (IN THOUSANDS)


                                                                                                                 1998 ACQUIRED
                                                                                         EQUITY OFFICE         PROPERTIES, PROBABLE
                                                                                        PROPERTIES TRUST         ACQUISITION AND
                                                                                           HISTORICAL              DISPOSITIONS
                                                                                       -------------------     ---------------------
                                                                                              (L)                      ( Y )
Revenues:
  Rental                                                                                  $  937,070              $    121,413
  Tenant reimbursements                                                                      170,472                    25,615
  Parking                                                                                     69,266                     6,567
  Other                                                                                       17,886                       831
  Fees from noncombined affiliates                                                             7,766                       -
  Interest                                                                                     8,237                       -
                                                                                       -------------------     ---------------------
  Total revenues                                                                           1,210,697                   154,426
                                                                                       -------------------     ---------------------
Expenses:
  Property operating                                                                         431,897                    54,817
  Interest                                                                                   242,343                    74,008
  Depreciation                                                                               207,987                    30,579
  Amortization                                                                                 4,947                       -
  General and administrative                                                                  45,137                       -
                                                                                       -------------------     ---------------------
  Total expenses                                                                             932,311                   159,404
                                                                                       -------------------     ---------------------

Income before allocation to minority interests and income from
  investment in unconsolidated joint ventures                                                278,386                    (4,978)
Minority interests:
   Operating Partnership                                                                     (26,336)                       85
   Partially owned properties                                                                 (1,608)                      -
Income from investment in unconsolidated joint ventures                                        8,155                      (651)
                                                                                       -------------------     ---------------------
Net income from continuing operations                                                        258,597                    (5,544)
Preferred dividends                                                                          (23,130)                      -
                                                                                       -------------------     ---------------------
Net income available for Common Shares                                                    $  235,467              $     (5,544)
                                                                                       ===================     =====================
Net income available per weighted average  Common Share outstanding (Basic)               $     0.94
                                                                                       ===================
Weighted average Common Shares outstanding (Basic)                                           251,702
                                                                                       ===================
Net income available per weighted average  Common Share outstanding (Diluted)             $     0.93
                                                                                       ===================
Weighted average Common Shares outstanding (Diluted)                                         281,208
                                                                                       ===================


                                                                                                                 FEBRUARY 1998 AND
                                                                                      SERIES B AND SERIES C          JUNE 1998
                                                                                       PREFERRED OFFERINGS           OFFERINGS
                                                                                      ---------------------    ---------------------
Revenues:
  Rental                                                                                 $      -                $      -
  Tenant reimbursements                                                                         -                       -
  Parking                                                                                       -                       -
  Other                                                                                         -                       -
  Fees from noncombined affiliates                                                              -                       -
  Interest                                                                                      -                       -
                                                                                       -------------------     ---------------------
  Total revenues                                                                                -                       -
                                                                                       -------------------     ---------------------
Expenses:
  Property operating                                                                            -                       -
  Interest                                                                                   (8,189) (Z)              2,474 (AB)
  Depreciation                                                                                  -                       -
  Amortization                                                                                  -                       -
  General and administrative                                                                    -                       -
                                                                                       -------------------     ---------------------
  Total expenses                                                                             (8,189)                  2,474
                                                                                       -------------------     ---------------------

Income before allocation to minority interests and income from
  investment in unconsolidated joint ventures                                                 8,189                  (2,474)
Minority interests:
   Operating Partnership                                                                        147                     254
   Partially owned properties                                                                   -                       -
Income from investment in unconsolidated joint ventures                                         -                       -
                                                                                       -------------------     ---------------------
Net income from continuing operations                                                         8,336                  (2,220)
Preferred dividends                                                                          (9,627) (AA)               -
                                                                                       -------------------     ---------------------
Net income available for Common Shares                                                   $   (1,291)             $   (2,220)
                                                                                       ===================     =====================
Net income available per weighted average  Common Share outstanding (Basic)
Weighted average Common Shares outstanding (Basic)
Net income available per weighted average  Common Share outstanding (Diluted)
Weighted average Common Shares outstanding (Diluted)



                                                                                                                EQUITY OFFICE
                                                                                         OTHER CAPITAL       PROPERTIES TRUST PRO
                                                                                          TRANSACTIONS              FORMA
                                                                                     --------------------   ---------------------
Revenues:
  Rental                                                                               $      -                     $1,058,483
  Tenant reimbursements                                                                       -                        196,087
  Parking                                                                                     -                         75,833
  Other                                                                                       -                         18,717
  Fees from noncombined affiliates                                                            -                          7,766
  Interest                                                                                  2,063 (AC)                  10,300
                                                                                     --------------------   ---------------------
  Total revenues                                                                            2,063                    1,367,186
                                                                                     --------------------   ---------------------
Expenses:
  Property operating                                                                          -                        486,714
  Interest                                                                                    865 (AD)                 311,501
  Depreciation                                                                                -                        238,566
  Amortization                                                                                -                          4,947
  General and administrative                                                                  -                         45,137
                                                                                     --------------------   ---------------------
                                                                                              865                    1,086,865
                                                                                     --------------------   ---------------------

Income before allocation to minority interests and income from
  investment in unconsolidated joint ventures                                               1,198                      280,321
Minority interests:
   Operating Partnership                                                                     (123)                     (25,973) (AE)
   Partially owned properties                                                                -                         (1,608)
Income from investment in unconsolidated joint ventures                                       -                          7,504
                                                                                     --------------------   ---------------------
Net income from continuing operations                                                       1,075                      260,244
Preferred dividends                                                                           -                        (32,757)
                                                                                     --------------------   ---------------------
Net income available for Common Shares                                                 $    1,075                   $  227,487
                                                                                     ====================   =====================
Net income available per weighted average  Common Share Outstanding (Basic)                                         $     0.88
                                                                                                            =====================
Weighted Average Common Shares Outstanding (Basic)                                                                     258,413
                                                                                                            =====================
Net income available per weighted average  Common Share Outstanding (Diluted)                                       $     0.87
                                                                                                            =====================
Weighted Average Common Shares Outstanding (Diluted)                                                                   290,143
                                                                                                            =====================

                         EQUITY OFFICE PROPERTIES TRUST

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)


                                    EQUITY                                                                           BEACON
                                    OFFICE                                                            BEACON         MERGER
                                  PROPERTIES      1997                              CONSOLIDATION   PROPERTIES         AND
                                     TRUST      ACQUIRED                 FINANCING     AND IPO      CORPORATION    HISTORICAL
                                  HISTORICAL   PROPERTIES  DISPOSITIONS  ACTIVITY    ADJUSTMENTS    HISTORICAL     ADJUSTMENTS
                                  ----------   ----------  ------------  --------    -----------    ----------     -----------
                                      (L)          (M)          (N)                                     (T)
                                                                      (IN THOUSANDS)
Revenues:
   Rental                           $570,379     $245,032     $(5,645)   $     --    $  8,983(P)     $ 299,196        $5,834(U)
   Tenant reimbursements             106,437       54,560         (62)         --          --           39,856            --
   Parking                            47,051       17,229        (573)         --          --               --            --
   Other                               9,863        4,307        (431)         --          --           11,907
   Fees from noncombined
     affiliates                        4,950           --                      --          --            3,090            --
   Interest/dividends                 13,392           69          --          --          --           10,067            --
                                    --------     --------     -------    --------    --------        ---------        ------
     Total revenues                  752,072      321,197      (6,711)         --       8,983          364,116         5,834
                                    --------     --------     -------    --------    --------        ---------        ------
Expenses:
   Property operating                282,964      124,069      (2,710)         --          --          107,905            --
   Interest                          164,105       94,782         (36)     16,606(O)  (27,042)(Q)       52,344           943(V)
   Depreciation                      122,074       56,550      (2,071)         --       2,737 (R)       65,034         5,374(W)
   Amortization                        7,357           --         (54)         --          --            4,209            --
   General and
     administrative                   34,891        2,185        (283)         --       1,800 (S)       37,455            --(X)
                                    --------     --------     -------    --------    --------        ---------        ------
   Total expenses                    611,391      277,586      (5,154)     16,606     (22,505)         266,947         6,317
                                    --------     --------     -------    --------    --------        ---------        ------
Income before allocation to
   minority interests and income
   from investment in
   unconsolidated joint
   ventures                          140,681       43,611      (1,557)    (16,606)     31,488           97,169          (483)

Minority interests:
   Operating Partnership              (7,010)          --          --          --     (13,170)         (12,021)        2,305
   Partially owned
     properties                       (1,701)          --          --          --          --               --            --
Income from investment
   in unconsolidated
   joint ventures                      5,155        1,581                      --          --            6,087
                                    --------      -------     -------    --------    --------         --------        ------

Net income from continuing
   operations                        137,125       45,192      (1,557)    (16,606)     18,318           91,235         1,822
Preferred dividends                     (649)      (7,962)                     --          --           (9,349)           --
                                    --------      -------     -------    --------    --------         --------        ------
Net income available
  for Common Shares                 $136,476      $37,230     $(1,557)   $(16,606)   $ 18,318         $ 81,886        $1,822
                                    ========      =======     =======    ========    ========         ========        ======
Net income available
   per weighted average
   Common Share
   outstanding (Basic)
Weighted average Common
   Shares outstanding (Basic)
Net income available per
   weighted average Common
   Share outstanding (Diluted)
Weighted average Common
   Shares outstanding (Diluted)

                         EQUITY OFFICE PROPERTIES TRUST
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                                                        1998 ACQUIRED
                                                                                      PROPERTIES, PROBABLE
                                                                                        ACQUISITION AND        SERIES B AND SERIES C
                                                                                          DISPOSITIONS          PREFERRED OFFERINGS
                                                                                       -------------------     ---------------------
                                                                                              ( Y )
Revenues:
  Rental                                                                                  $  229,929              $        -
  Tenant reimbursements                                                                       37,159                       -
  Parking                                                                                     11,543                       -
  Other                                                                                        2,188                       -
  Fees from noncombined affiliates                                                               -                         -
  Interest                                                                                       -                         -
                                                                                       -------------------     ---------------------
  Total revenues                                                                             280,819                       -
                                                                                       -------------------     ---------------------
Expenses:
  Property operating                                                                         102,626                       -
  Interest                                                                                   149,386                   (27,640) (Z)
  Depreciation                                                                                54,758                       -
  Amortization                                                                                   -                         -
  General and administrative                                                                     -                         -
                                                                                       -------------------     ---------------------
  Total expenses                                                                             306,770                   (27,640)
                                                                                       -------------------     ---------------------

Income before allocation to minority interests and income from
  investment in unconsolidated joint ventures                                                (25,951)                   27,640
Minority interests:
   Operating Partnership                                                                       2,813                      (206)
   Partially owned properties                                                                   -                         -
Income from investment in unconsolidated joint ventures                                       (1,847)                      -
                                                                                       -------------------     ---------------------
Net income from continuing operations                                                        (24,985)                   27,434
Preferred dividends                                                                              -                     (25,669)(AA)
                                                                                       -------------------     ---------------------
Net income available for Common Shares                                                    $  (24,985)             $      1,765
                                                                                       ===================     =====================
Net income available per weighted average  Common Share outstanding (Basic)
Weighted average Common Shares outstanding (Basic)
Net income available per weighted average  Common Share outstanding (Diluted)
Weighted average Common Shares outstanding (Diluted)



                                                                                       FEBRUARY 1998 AND
                                                                                        JUNE 1998 NOTES           OTHER CAPITAL
                                                                                           OFFERINGS               TRANSACTIONS
                                                                                       -------------------     ---------------------
Revenues:
  Rental                                                                                 $      -                $      -
  Tenant reimbursements                                                                         -                       -
  Parking                                                                                       -                       -
  Other                                                                                         -                       -
  Fees from noncombined affiliates                                                              -                       -
  Interest                                                                                      -                     4,125 (AC)
                                                                                       -------------------     ---------------------
  Total revenues                                                                                -                     4,125
                                                                                       -------------------     ---------------------
Expenses:
  Property operating                                                                            -                       -
  Interest                                                                                    4,214 (AB)                410 (AD)
  Depreciation                                                                                  -                       -
  Amortization                                                                                  -                       -
  General and administrative                                                                    -                       -
                                                                                       -------------------     ---------------------
                                                                                              4,214                     410
                                                                                       -------------------     ---------------------

Income before allocation to minority interests and income from
  investment in unconsolidated joint ventures                                                (4,214)                  3,715
Minority interests:
   Operating Partnership                                                                        440                    (387)
   Partially owned properties                                                                   -                       -
Income from investment in unconsolidated joint ventures                                         -                       -
                                                                                       -------------------     ---------------------
Net income from continuing operations                                                        (3,774)                  3,328
Preferred dividends                                                                             -                       -
                                                                                       -------------------     ---------------------
Net income available for Common Shares                                                   $   (3,774)             $    3,328
                                                                                       ===================     =====================
Net income available per weighted average  Common Share outstanding (Basic)
Weighted average Common Shares outstanding (Basic)
Net income available per weighted average  Common Share outstanding (Diluted)
Weighted average Common Shares outstanding (Diluted)



                                                                                           EQUITY OFFICE
                                                                                        PROPERTIES TRUST PRO
                                                                                               FORMA
                                                                                       ---------------------
Revenues:
  Rental                                                                                       $1,353,708
  Tenant reimbursements                                                                           237,950
  Parking                                                                                          75,250
  Other                                                                                            27,834
  Fees from noncombined affiliates                                                                  8,040
  Interest                                                                                         27,653
                                                                                       ---------------------
  Total revenues                                                                                1,730,435
                                                                                       ---------------------
Expenses:
  Property operating                                                                              614,854
  Interest                                                                                        428,072
  Depreciation                                                                                    304,456
  Amortization                                                                                     11,512
  General and administrative                                                                       76,048
                                                                                       ---------------------
                                                                                                1,434,942
                                                                                       ---------------------

Income before allocation to minority interests and income from
  investment in unconsolidated joint ventures                                                     295,493
Minority interests:
   Operating Partnership                                                                          (27,236) (AE)
   Partially owned properties                                                                     (1,701)
Income from investment in unconsolidated joint ventures                                            10,976
                                                                                       ---------------------
Net income from continuing operations                                                             277,532
Preferred dividends                                                                               (43,629)
                                                                                       ---------------------
Net income available for Common Shares                                                         $  233,903
                                                                                       =====================
Net income available per weighted average  Common Share outstanding (Basic)                    $     0.91
                                                                                       =====================
Weighted average Common Shares outstanding (Basic)                                                257,203
                                                                                       =====================
Net income available per weighted average  Common Share outstanding (Diluted)                  $     0.90
                                                                                       =====================
Weighted average Common Shares outstanding (Diluted)                                              289,136
                                                                                       =====================

                         EQUITY OFFICE PROPERTIES TRUST

                             NOTES TO THE PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

A. To reflect the following acquisitions during the period from October 1, 1998 to January 7, 1999 and the probable acquisition:


                                                                                   LIABILITIES   VALUE OF UNITS
PROPERTY                             DATE         PURCHASE              CASH        ASSUMED OR       AND SHARES      VALUE OF PUT
                                 ACQUIRED            PRICE              PAID            ISSUED                     OPTIONS ISSUED
Worldwide Plaza                       (1)         $624,629          $114,269          $311,050         $171,865           $27,445
Forbes Garage and Allies Garage       (2)           31,251            28,862            $2,389               --                --
Texas Commerce           January 7, 1999           106,351           106,351                --               --                --
and Computer Associates
City Center Bellevue            Probable           115,903           115,903                --               --                --
                                                   -------           -------          --------         --------           -------
     Total                                        $878,134          $365,385          $313,439         $171,865           $27,445
                                                  ========          ========          ========         ========           =======

         (1) On October 1, 1998, the Company acquired Worldwide Plaza from an unaffiliated party. The $578.0 million purchase price specified in the purchase contract was adjusted to $624.6 million for the following: (a) the assumption of a $268.6 million mortgage with an estimated mark to market adjustment of $11.2 million; (b) the assumption of a deferred real estate tax liability (a portion of which is expected to be recovered from tenants) with a present value of approximately $31.2 million; (c) the issuance of 6,861,166 Units with an estimated fair value of $171.9 million based on a fair value of $25.05 per Unit; (d) a cash payment of approximately $110.1 million; (e) closing and transaction costs of approximately $4.2 million; and (f) the issuance of a transferable put option on the Units exercisable only on the third anniversary of closing with an estimated fair value of $27.4 million. This option entitles its holder to additional Common Shares, the number of which shall be determined using a formula based on the extent, if any, that the Common Shares are then trading at less than $29.05 per share. On October 1, 1998, 6,047,285 of the Units were converted to Common Shares.

         (2) On December 17, 1998, the Company acquired a leasehold interest in the Forbes Garage and Allies Garage. The transaction was accounted for as a capital lease where the initial cost includes a one-time initial lease fee of $28.0 million, the present value of the future minimum lease payments of $2,389 and closing costs of $862.

B. To reflect the sales of First Union Center, One Clearlake Centre, Tampa Commons and Westshore Center on November 5, 1998 and the Walker Building on November 12, 1998.

C. To write-off the book value of the disposed properties investment in real estate, rents and other receivables, other assets and other liabilities.

D. Cash from sales proceeds held in escrow to be used in tax-deferred exchanges in future acquisitions.

E.    To reflect the payoff of mortgage debt encumbering certain properties.

F.    To reflect the gain on sales of real estate.

G. To reflect the Series C Offering of $115 million consisting of 4,600,000 shares of 8.625% Series C Preferred Shares, liquidation preference of $25.00 per share.

H. To reflect the paydown of the $1.0 Billion Credit Facility with the net proceeds of the Series C Offering as follows:

                  Gross Proceeds                                   $115,000

                  Less: Underwriting and other costs                 (3,922)
                                                                     -------
                           Net proceeds                            $111,078
                                                                   ========
I.    To reflect the Series C Offering.

J. To reflect the underwriting and other costs incurred in connection with the Series C Offering.

K. Scheduled payments of principal on total indebtedness for each of the next five years and thereafter, on a pro forma basis are as follows:

      1998                                                        $  197,169
      1999                                                            52,908
      2000                                                           146,026
      2001                                                         1,467,585
      2002                                                           319,779
      Thereafter                                                   3,749,925
                                                                  ----------
        Subtotal                                                   5,933,392
      Net premium (net of accumulated
        amortization of $2.1 million)                                 17,509
                                                                  ----------
           Total                                                  $5,950,901
                                                                  ==========

L. Represents the consolidated historical statement of operations of the Company for the nine months ended September 30, 1998 for the Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 1998 and the combined historical statements of operations of the Company for the period from July 11, 1997 to December 31, 1997 and Equity Office Predecessors for the period from January 1, 1997 to July 10, 1997, for the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1997.

M. To reflect the operations and the depreciation expense for properties acquired in 1997 for the period from January 1, 1997 through the date of acquisition. Interest expense was also adjusted, where applicable, to a full year, for the year ended December 31, 1997.

                                                                          NOTE
PROPERTY                               DATE ACQUIRED                   REFERENCE
--------                               -------------                   ---------

177 Broad Street                      January 29, 1997
Biltmore Apartments                   January 29, 1997
Preston Commons                       March 21, 1997
Oakbrook Terrace Tower                April 16, 1997
50% Interest in
  Civic Parking, L.L.C                April 16, 1997
One Maritime Plaza                    April 21, 1997
10880 Wilshire Boulevard              April 23, 1997                         (1)
Smith Barney Tower                    April 29, 1997
201 Mission Street                    April 30, 1997
Centerpointe I and II                 April 30, 1997                         (1)
Westbrook Corporate Center            May 23, 1997                           (1)
225 Franklin Street                   June 4, 1997                           (1)
30 N. LaSalle                         June 13, 1997
Sunnyvale Business Center             July 1, 1997                           (1)
Adams-Wabash Parking Facility         August 11, 1997
Columbus America Properties           September 3, 1997
Civic Opera Building                  October 1, 1997                        (1)
Prudential Properties                 October 1, 1997
550 South Hope Street                 October 6, 1997
10 & 30 South Wacker Drive            October 7, 1997
Acorn Properties                      October 7, 1997
200 West Adams                        October 8, 1997                        (1)
One Lafayette Centre                  October 17, 1997
Lakeside Office Park                  October 20, 1997                       (1)
Acorn Properties                      November 21, 1997
PPM Properties                        November 24, 1997
LaSalle Office Plaza                  November 25, 1997
Stanwix Parking Facility              November 25, 1997
101 North Wacker                      December 11, 1997                      (1)

Wright Runstad Properties             December 17, 1997
Wright Runstad Associates
  Limited Partnership                 December 17, 1997

      (1) Represents properties acquired during 1997 by Beacon prior to the Beacon Merger.

      The depreciation adjustment of $56.6 million in the "1997 Acquired Properties" column in the statement of operations for the year ended December 31, 1997, is based on the cost to acquire the above listed properties, assuming that 10% of the purchase price is allocated to land and the depreciable lives are 40 years. Depreciation is computed using the straight-line method.

N. To eliminate the operations of Barton Oaks Plaza II, Westlakes Office Park and 8383 Wilshire for the year ended December 31, 1997. Barton Oaks Plaza II was sold in January 1997 and Westlakes Office Park and 8383 Wilshire were sold in May 1997.

O. To reflect the additional interest expense on debt obtained in the year ended December 31, 1997 on properties acquired before 1997 and to reflect the $180 Million Notes Offering which occurred on September 3, 1997, and the resulting paydown of the revolving credit facility, and to reflect the $235.3 million of mortgage indebtedness repaid from draws on the $1.5 Billion Credit Facility and the repayment of the revolving credit facility balance. The adjustment also eliminates amortization expense recorded on the mark-to-market adjustment on debt repaid from draws on the $1.5 Billion Credit Facility and reflects amortization related to the fees associated with the $1.5 Billion Credit Facility for the year ended December 31, 1997, as follows:

      Additional interest from debt obtained during 1997 on
        properties acquired before 1997                                 $ 1,042
      Additional interest on $180 Million Notes Offering                  9,218
      Additional interest on $1.5 Billion Credit Facility                24,126
      Decrease in interest from repayment of mortgage indebtedness      (13,263)
      Decrease in interest from repayment of the
        revolving credit facility                                        (8,052)
      Amortization of fees associated with the $1.5
        Billion Credit Facility                                           5,018
      Eliminate amortization expense recorded on mark
        to market adjustment on debt repaid with
        the $1.5 Billion Credit Facility                                 (1,483)
                                                                        -------
      Total                                                             $16,606
                                                                        =======

P. To reflect the adjustment for the straight-line effect of scheduled rent increases, assuming the Consolidation and the IPO closed on January 1, 1997.

Q. To reflect the net decrease in interest expense associated with the $15.0 million of mortgage debt on Denver Corporate Center Towers II and III repaid in May 1997 and the $598.4 million repaid with the net proceeds of the IPO and cash held by Equity Office Predecessors. In addition, to eliminate the $5.9 million of amortization historically recognized as a result of the write-off of deferred loan costs, net of the $4.1 million amortization of the discount required to record the mortgage debt at fair value recorded in connection with the Consolidation and the IPO.

R. To reflect depreciation expense related to the adjustment to record the net equity value of the investment in real estate for the year ended December 31, 1997, on a straight-line basis, as follows:

         Historical investment in real estate before accumulated
         depreciation at time of IPO                                 $5,022,946
         Less: Portion allocated to land estimated to be 10%           (502,295)
                                                                     ----------
         Depreciable basis                                           $4,520,651
                                                                     ==========
         Depreciation expense based on an estimated
           useful life of 40 years                                   $  113,016
         Less: Historical depreciation expense related
           to properties contributed at the Consolidation and IPO      (106,888)
         Less: Pro forma depreciation expense on properties
           acquired in 1997 prior to the Consolidation and the IPO       (3,391)
                                                                     ----------
         Depreciation expense adjustment                             $    2,737
                                                                     ==========

S. To reflect additional general and administrative expenses expected to be incurred as a result of reporting as a public entity as follows:

      Trustees' and officers' insurance                              $      375

      Printing and mailing                                                  375
      Trustees' fees                                                        225
      Investor relations                                                    225
      Other                                                                 600
                                                                         ------
       Total                                                             $1,800
                                                                         ======

T. Represents Beacon's historical statement of operations prior to the Beacon Merger for the period from January 1, 1997 to December 18, 1997.

U. To reflect the adjustment for the straight-line effect of scheduled rent increases, assuming the Beacon Merger closed on January 1, 1997.

V. To reflect amortization of mark-to-market adjustment of Beacon's mortgage debt.

W. To reflect the depreciation expense related to the adjustment to record the net equity value of the investment in real estate and investment in joint ventures on a straight-line basis for the year ended December 31, 1997 associated with the Beacon Merger, as follows:

      Investment in real estate for Beacon Properties                $4,204,502
      Less: Portion allocated to land                                  (515,022)
                                                                     ----------
      Pro Forma depreciable basis of Beacon's investment
        in real estate, net                                          $3,689,480
                                                                     ==========
      Depreciation expense based on an estimated useful
        life of 40 years                                             $   92,237
      Less: Historical expense related to the Beacon
        Properties, including the period from
        December 19, 1997 to December 31, 1997 after
        the Beacon Merger                                               (73,393)
      Less: Pro Forma depreciation expense on Beacon's 1997
        acquired properties                                             (13,470)
                                                                     ----------
      Adjustment to depreciation expense                             $    5,374
                                                                     ==========

X. Management has estimated that there will be a reduction of general and administrative expenses as a result of the Beacon Merger, as follows. The general and administrative expenses savings have not been included in the pro forma condensed combined statement of operations. There can be no assurance that the Company will be successful in realizing such anticipated cost savings.

      Salaries and benefits                                             $16,500
      Rent                                                                1,200
      Office and computer expenses                                        1,600
      Investor relations                                                  1,600
      Other                                                               1,100
                                                                        -------
      Total                                                             $22,000
                                                                        =======

Y. To reflect or make a reduction for the operations and the depreciation expense for the following properties acquired or disposed of in 1998 for
      (a) the pro forma condensed combined statement of operations for the nine months ended September 30, 1998; for the period from January 1, 1998 through the earlier of the date of acquisition/disposition or September 30, 1998, as applicable, and (b) the pro forma condensed combined statement of operations for the year ended December 31, 1997, for the period from January 1, 1997 to December 31, 1997. Interest expense was also adjusted, where applicable, to reflect nine months and a full year, for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively.

PROPERTY                                                 DATE ACQUIRED
--------                                                 -------------

BP Tower Garage                                         January 29, 1998
100 Summer Street                                       March 18, 1998
The Tower at New England Executive Park                 March 31, 1998
Denver Post Tower                                       April 21, 1998
301 Howard and 215 Fremont                              April 29, 1998
Miller Global Portfolio                                 (1)
Millennium Plaza                                        May 19, 1998
Polk & Taylor(2)                                        May 22, 1998
Walker Building                                         June 1, 1998
Columbia Seafirst Center                                June 26, 1998

Northland Plaza                                         July 2, 1998
Park Avenue Tower                                       July 15, 1998
Second and Spring                                       July 29, 1998
Colonnade I and II                                      September 30, 1998
Worldwide Plaza                                         October 1, 1998
Forbes Garage and Allies Garage                         December 17, 1998
Texas Commerce Tower and Computer Associates Tower      January 7, 1999
City Center Bellevue                                    Probable Acquisition

PROPERTY                                                   DATE DISPOSED
--------                                                   -------------
First Union Center                                      November 5, 1998
One Clearlake Centre                                    November 5, 1998
Tampa Commons                                           November 5, 1998
Westshore Center                                        November 5, 1998
Walker Building                                         November 12, 1998


         (1) The Company acquired four properties on April 30, 1998 and one property on May 15, 1998 and the remaining eight properties on July 15, 1998.

              The depreciation adjustment of $30,579 million for the nine months ended September 30, 1998 and $54,758 million for the year ended December 31, 1997 is based on the cost to acquire the properties described above assuming that 10% of the purchase price is allocated to land and the depreciable lives are 40 years. Depreciation is computed using the straight-line method.

         (2) Income from investment in unconsolidated joint ventures and mortgage receivables has been adjusted for the acquisition of the remaining 90% interest in Polk & Taylor.


Z. To reflect the decrease in interest expense in connection with the paydown of the Credit Facilities with the net proceeds of the Series B and Series C Preferred Offerings.

                                                                     Nine
                                                                    Months
                                                                     Ended         Year Ended
                                                                September 30,     December 31,
                                                                     1998             1997
                                                                     ----             ----
      Decrease in interest expense from Series B Offering          $2,774          $19,976
      Decrease in interest expense from Series C Offering           5,415            7,664
                                                                   ------          -------

         Decrease in interest expense                              $8,189          $27,640
                                                                   ======          =======


AA. To reflect preferred dividends in connection with the Series B and Series C Preferred Offerings of 5.25% and 8.625% per annum, respectively, as follows:

                                                                    Nine
                                                                   Months
                                                                   Ended           Year Ended
                                                                September 30,      December 31,
                                                                     1998             1997
                                                                     ----             ----
      Increase in preferred dividends from Series B Offering       $2,188          $15,750
      Increase in preferred dividends from Series C Offering        7,439            9,919
                                                                   ------          -------

         Increase in preferred dividends                           $9,627          $25,669
                                                                   ======          =======

AB. To reflect the net increase in interest expense in connection with the February 1998 and June 1998 Notes Offerings and the paydown of the revolving credit facility and the $1.5 Billion Credit Facility with the net proceeds of the February 1998 and June 1998 Notes Offerings and to reflect amortization of the financing costs incurred in connection with the February 1998 and June 1998 Notes Offering.

                                                                       Nine
                                                                      Months
                                                                       Ended         Year Ended
                                                                  September 30,     December 31,
                                                                       1998             1997
                                                                       ----             ----
Net increase in interest expense from February 1998 Offering         $  508            $3,735
Net increase in interest expense from June 1998 Offering              1,966               479
                                                                     ------            ------

           Increase in interest expense                              $2,474            $4,214
                                                                     ======            ======

AC.   To reflect income from our investment in Capital Trust.

AD. To reflect the net increase in interest expense in connection with the paydown of the Credit Facilities with the net proceeds of the UIT Offering and the increase in the Credit Facilities from our investment in Capital Trust as follows:


                                                                       Nine
                                                                      Months
                                                                       Ended         Year Ended
                                                                  September 30,     December 31,
                                                                       1998             1997
                                                                       ----             ----
         Increase in interest expense from investment in            $ 1,625          $  3,450
          Capital Trust
         Decrease in interest expense from UIT Offering                (760)           (3,040)
                                                                    -------          --------

           Net increase in interest expense                         $   865          $    410
                                                                    =======          ========


AE. To reflect the 10% minority interests ownership in the Company at September 30, 1998 and December 31, 1997, respectively:

                                                                       Nine
                                                                      Months
                                                                       Ended         Year Ended
                                                                  September 30,     December 31,
                                                                       1998             1997
                                                                       ----             ----

         Historical allocation of income and
           minority interests                                       $26,336           $ 7,010
         Beacon minority interests allocation                            --            12,021
         Minority interests allocation of income
           after pro forma adjustments                                (363)             8,205
                                                                    -------            ------
         Net income allocated to minority interests
           ownership in the Company                                 $25,973           $27,236
                                                                    =======           =======

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements (Form S-3) and related Prospectuses of Equity Office Properties Trust for the registration of: 137,427 common shares of beneficial interest (registration statement no. 333-69619); 6,854,451 common shares of beneficial interest (registration statement no. 333-62213); 20,210,129 common shares of beneficial interest (registration statement no. 333-59069); 6,000,000 5.25% Series B convertible, cumulative preferred shares of beneficial interest (registration statement no. 333-61105); $1,5 billion common shares of beneficial interest, preferred shares of beneficial interest, common share warrants and preferred share warrants (registration statement no. 333-58729); and 1,628,009 common shares of beneficial interest (registration statement no. 333-58687), of our reports included in the Current Report of Equity Office Properties Trust on Form 8-K dated January 7, 1999, filed with the Securities and Exchange Commission.


FINANCIAL STATEMENTS                                                    DATE OF AUDITORS' REPORT
--------------------                                                    -------------------------
Statement of Revenue and Certain Expenses of Park Avenue Tower
for the year ended December 31, 1997............................               July 3, 1998

Combined Statement of Revenue and Certain Expenses of
Worldwide Plaza for the year ended December 31, 1997............            October 2, 1998



                                                              ERNST & YOUNG LLP

Chicago, Illinois
January 19, 1999

                         REPORT OF INDEPENDENT AUDITORS



The Board of Trustees
Equity Office Properties Trust

We have audited the accompanying Statement of Revenue and Certain Expenses of Park Avenue Tower (the Property) as described in Note 2 for the year ended December 31, 1997. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a Current Report on Form 8-K of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 1 of the Property for the year ended December 31, 1997, in conformity with generally accepted accounting principles.





                                                              ERNST & YOUNG LLP

Chicago, Illinois
July 3, 1998

                                PARK AVENUE TOWER
                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                             (AMOUNTS IN THOUSANDS)



                                                                                  JANUARY 1, 1998
                                                                 YEAR ENDED           THROUGH
                                                              DECEMBER 31, 1997     MAY 31, 1998
                                                              -----------------   ---------------
REVENUE                                                                              (UNAUDITED)
    Base rents............................................        $ 27,817             $ 12,098
    Tenant reimbursements.................................           2,319                  991
                                                              -----------------   ---------------
       Total revenue......................................          30,136               13,089
                                                              -----------------   ---------------
EXPENSES
    Property operating and maintenance....................           4,135                1,774
    Real estate taxes.....................................           6,606                2,649
    Management fee........................................             275                   68
    Insurance.............................................              70                   27
                                                              -----------------   ---------------
       Total expenses.....................................          11,086                4,518
                                                              -----------------   ---------------
Revenue in excess of certain expenses.....................        $ 19,050              $ 8,571
                                                              =================   ===============




See accompanying notes.

                                PARK AVENUE TOWER
               NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES




1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The accompanying statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Current Report on Form 8-K of Equity Office Properties Trust. The accompanying statements are not representative of the actual operations of the property, as described in Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the property, have been excluded.

Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates

     The preparation of the statements of revenue and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the revenue and certain expenses during the reporting periods. Actual results could differ from these estimates.

Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.


2.   DESCRIPTION OF PROPERTY

     The accompanying statements of revenue and certain expenses relate to the operations of Park Avenue Tower, an office building with approximately 551,000 rentable square feet, located in New York City, New York (the "Property"). A single tenant, IBM, leased approximately 56% of the building as of December 31, 1997. On July 15, 1998, Equity Office Properties Trust acquired the mortgage encumbering the Property for approximately $245 million from an unrelated party.


3.   RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                                PARK AVENUE TOWER
               NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES



4.   RELATED PARTY TRANSACTIONS

     During January and February of the year ended December 31, 1997, the Property was managed by an affiliate of the owner of the Property. The management fees paid to the affiliate were approximately $158,000 (2.5% of gross revenue).

     In 1997, fees of approximately $460,500 were paid for security services, $1,352,100 was paid for contractual cleaning services and $9,800 was paid for non-contractual cleaning services to affiliates of the owner of the Property. The affiliates are related to the owner of the Property through common ownership.

                         REPORT OF INDEPENDENT AUDITORS


The Board of Trustees
Equity Office Properties Trust

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of Worldwide Plaza (the Property) as described in Note 2 for the year ended December 31, 1997. The Combined Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Certain Expenses is free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Combined Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in a Current Report on Form 8-K of Equity Office Properties Trust as described in Note 1, and is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses described in Note 1 of the Property for the year ended December 31, 1997, in conformity with generally accepted accounting principles.





                                                              ERNST & YOUNG LLP

Chicago, Illinois
October 2, 1998

                                 WORLDWIDE PLAZA
               COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                             (AMOUNTS IN THOUSANDS)




                                                                                      JANUARY 1, 1998
                                                                 YEAR ENDED               THROUGH
                                                              DECEMBER 31, 1997       AUGUST 31, 1998
                                                              -----------------       ---------------
REVENUE                                                                                  (UNAUDITED)
    Base rents............................................        $ 52,818                 $ 36,531
    Tenant reimbursements.................................          15,203                   15,731
                                                              -----------------       ---------------
       Total revenue......................................          68,021                   52,262
                                                              -----------------       ---------------

EXPENSES
    Property operating and maintenance....................           8,936                    6,244
    Real estate taxes.....................................          13,709                   10,325
    Management fee........................................             750                      650
    Insurance.............................................             386                      159
                                                              -----------------       ---------------
       Total expenses.....................................          23,781                   17,378
                                                              -----------------       ---------------
Revenue in excess of certain expenses.....................        $ 44,240                 $ 34,884
                                                              =================       ===============




See accompanying notes.

                                 WORLDWIDE PLAZA
          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The accompanying combined statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Current Report on Form 8-K of Equity Office Properties Trust. The accompanying statements are not representative of the actual operations of the property, as described in Note 2, for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the property, have been excluded.

Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates

     The preparation of the combined statements of revenue and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the revenue and certain expenses during the reporting periods. Actual results could differ from these estimates.

Unaudited Interim Statement

     In the opinion of management, the interim financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.


2.   DESCRIPTION OF PROPERTY

The accompanying combined statements of revenue and certain expenses relate to the operations of Worldwide Plaza, an office building with approximately 1,600,000 rentable square feet and a commercial complex including retail stores, a theater, a health club and a parking garage (the "Amenities"), located in New York City, New York (the office building' together with the Amenities' are referred to as the "Property"). Two tenants of the office building, Ogilvy & Mather and Cravath, Swaine & Moore, occupied approximately 37% and 27% of the building, respectively, as of December 31, 1997. On October 1, 1998, Equity Office Properties Trust acquired the office building and made an investment in the mortgages underlying the Amenities for approximately $625 million.


3.   RENTALS

The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                                 WORLDWIDE PLAZA
          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES


4.   RELATED PARTY TRANSACTIONS

For the year ended December 31, 1997, the Property was managed by an affiliated party to the previous owner of the office property. The management fees paid to the affiliate were approximately $750,000 (approximately 1.0% of gross revenue).

For the year ended December 31, 1997, the Amenities received $245,004 in reimbursements for maintenance and security services from a residential condominium which is attached to the Property. For the year ended December 31, 1997, the Amenities paid $263,968 to the residential condominium for its share of general common area expenses and cooling tower expenses.


5.   REAL ESTATE TAXES

The Property has been granted a real estate tax deferral under the Industrial and Commercial Incentive Program ("ICIP") of the City of New York. The benefits available for commercial projects are based on an exemption base which is the increased assessed value due to the improvements made during the first three years of the benefit period. The ICIP extends over a 20-year benefit period with tax deferred benefits to the Property as follows:

In the first three benefit years, there is a 100% deferral of the real estate taxes resulting from the increase in assessed value due to improvements. In years 4 to 7, the amount of real estate taxes that were deferred is decreased by 20% per year. In years 8 to 10, there are no deferral benefits, but previously deferred taxes are not due. During years 11 to 20, the total amount of deferred real estate taxes (applicable to years 1 to 7) is repaid at a rate of 10% per year. As of July 1, 1997, the Property began its tenth year of the 20-year benefit period.